Exhibit 24.1

POWER OF ATTORNEY

(For Executing Schedule 13D)

Know all by these presents, that the undersigned hereby constitutes and appoints each of Daniel B. Winslow, Andrew J. Terry and Celeste Rasmussen Peiffer of Rimini Street, Inc. (the “Company”), signing individually, the undersigned’s true and lawful attorneys-in-fact and agents to:

(1)	Prepare, execute in the undersigned’s name and on the undersigned’s behalf, and submit to the SEC Schedule 13D (including amendments thereto and joint filing agreements in connection therewith) in accordance with Section 13(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules thereunder in the undersigned’s capacity as a beneficial owner of more than 5% of a registered class of securities of the Company; and

(2)	Do and perform any and all acts for and on behalf of the undersigned that may be necessary or desirable to prepare and execute any such Schedule 13D (including amendments thereto and joint filing agreements in connection therewith) and file such forms with the SEC and any stock exchange, self-regulatory association or any similar authority.

The undersigned hereby grants to such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorney-in-fact, and their substitutes, in serving in such capacity at the request of the undersigned, are not assuming (nor is the Company assuming) any of the undersigned’s responsibilities to comply with Section 13(d) of the Exchange Act, which remains the responsibility of the undersigned in full.

This Power of Attorney shall remain in full force and effect until the earliest to occur of (a) the undersigned is no longer required to file Schedule 13D (including amendments thereto) in respect of the undersigned’s holdings of and transactions in securities issued by the Company following any “exit” filing in respect thereof, (b) revocation by the undersigned in a signed writing delivered to the Company and the foregoing attorneys-in-fact or (c) as to any attorney-in-fact individually, until such attorney-in-fact is no longer employed by the Company.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of the date written below.

Date: February 1, 2019

By:	/s/	Thomas C. Shay
Thomas C. Shay